UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2019

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-3575334
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or Organization)	File Number)	Identification No.)

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01              Entry into a Material Definitive Agreement.

Revolving Credit Agreement

As previously disclosed as being contemplated, on March 20, 2019 (the “Closing Date”), Egalet Corporation (the “Company”) entered into a credit agreement (the “Revolving Credit Agreement”) with Cantor Fitzgerald Securities as administrative agent and collateral agent (in such capacities, the “Agent”) and certain funds managed by Highbridge Capital Management, LLC, as lenders (collectively, the “Lenders”), which Revolving Credit Agreement consists of a $20.0 million revolving line of credit.  The Company drew $5.0 million on the Closing Date and must maintain at least 25% of the commitment amount outstanding at all times.  The Company will use the proceeds of the loans under the Revolving Credit Agreement for working capital purposes and to pay costs and expenses incurred by the Revolving Credit Agreement and related transactions.

Advances under the Revolving Credit Agreement bear interest at the Company’s option at either the LIBOR Rate (as defined in the Revolving Credit Agreement) plus 5.00% or the Base Rate (as defined in the Revolving Credit Agreement) plus 4.00%. The Revolving Credit Agreement matures on March 20, 2022.

The obligations of the Company under the Revolving Credit Agreement are unconditionally guaranteed on a senior secured basis by the Company’s wholly-owned subsidiaries, Egalet US Inc. and Egalet Ltd. (collectively, the “Guarantors”). As security for the Company’s obligations under the Revolving Credit Agreement, the Company and the Guarantors have granted to the Agent, for the benefit of the Lenders and other secured parties, a first priority lien on substantially all of their tangible and intangible personal property (other than certain specified excluded assets), including proceeds and accounts related to this property and the capital stock of the Guarantors, pursuant to the terms of that certain Collateral Agreement, dated as of the Closing Date (the “Collateral Agreement”), among the Company and the Guarantors in favor of the Agent for the benefit of the Lenders and other secured parties. The Revolving Credit Agreement will (i) be equal in right of payment to all existing and future pari passu indebtedness of the Company, (ii) be senior in right of payment to the obligations of the Company pursuant to that certain Indenture, dated as of January 31, 2019 (the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee and collateral agent, and (iii) be senior in right of payment to all existing and future subordinated indebtedness of the Company.

The Company may terminate the commitments under the Revolving Credit Agreement at its option, in whole or in part from time to time, subject to a termination fee equal to (x) 1.0% from the Closing Date through March 20, 2020 and (y) 0.50% from March 20, 2020 through March 20, 2021.

Pursuant to the Revolving Credit Agreement, the Company and its subsidiaries must also comply with certain customary affirmative covenants, such as furnishing financial statements to the Lenders, and negative covenants, including limitations on the following: incurring debt; issuing preferred and/or disqualified stock; paying dividends, repurchasing shares and, under certain conditions, making certain other restricted payments; prepaying, redeeming or purchasing subordinated debt; conducting a merger or consolidation involving the Company; engaging in certain transactions with affiliates; disposing of assets under certain circumstances; and making certain investments, in each case, other than those permitted by the Revolving Credit Agreement. In addition, commencing with the fiscal quarter ending on December 31, 2019, the Company must maintain a minimum level of consolidated liquidity, based on unrestricted cash on hand and availability under any revolving credit facility, equal to the greater of (1) the quotient of the outstanding principal amount of the senior secured notes issued pursuant to the Indenture divided by 9.5 and (2) $7,500,000.

The Revolving Credit Agreement contains customary events of default (including the Company’s failure to make any payment of principal or interest when due and payable, the failure to comply with the minimum consolidated liquidity covenant or other covenants described above, or upon a Change of Control (as defined in the Revolving Credit Agreement)), and, upon such events of default occurring and continuing, the Lenders may accelerate the loans.  In the event of certain events of bankruptcy, insolvency or reorganization involving the Company or its subsidiaries, the obligations under the Revolving Credit Agreement will automatically become due and payable. With respect to any event of default due to the Company’s non-compliance with the minimum liquidity covenant (described above), the Company may, within ten business days, cure such default through the issuance of equity securities, subordinated debt securities or certain other capital contributions.

The description of the Revolving Credit Agreement contained herein is qualified in its entirety by reference to the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Collateral Agreement

On the Closing Date and in connection with its entry into of the Revolving Credit Agreement, the Company and the Guarantors entered into the Collateral Agreement, which granted a first priority lien on substantially all of the Company’s and the Guarantors’ assets, in each case subject to certain existing liens and other exclusions.

The description of the Collateral Agreement contained herein is qualified in its entirety by reference to the Collateral Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this Item 2.03 relating to the Revolving Credit Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
10.1	Revolving Credit Agreement, dated as of March 20, 2019, among the Company, Cantor Fitzgerald Securities, as administrative agent and collateral agent, and the lenders party thereto.

10.2	Collateral Agreement, dated as of March 20, 2019, among the Company, the subsidiaries of the Company party thereto as Guarantors, and Cantor Fitzgerald Securities, as collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 20, 2019	Egalet Corporation

		By:	/s/ Robert S. Radie
Name: Robert S. Radie
Title: President and Chief Executive Officer